Exhibit g(2)
                              Salomon Funds Trust
                              388 Greenwich Street
                            New York, New York 10013

                                                __________ __, 2001

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re: Salomon Funds Trust - Custodian Contract

Ladies and Gentlemen:

     Pursuant to Section 12 of the Custodian Contract dated as of June 24, 1986 (the "Contract"), between Salomon Funds Trust (formerly known as "CitiFunds Tax Free Income Trust") (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Salomon Brothers Mid Cap Fund (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

     Please sign below to evidence your agreement to render such services as custodian on behalf of the Series as a beneficiary under the Contract.



                                     Salomon Funds Trust

                                     By:___________________________

                                     Title:________________________

Agreed:
STATE STREET BANK AND TRUST COMPANY

By:__________________________

Title:_______________________